Exhibit 5.1

BAKER DONELSON CENTER SUITE 800 211 COMMERCE STREET NASHVILLE, TENNESSEE 37201 PHONE: 615.726.5600 FAX: 615.726.0464 MAILING ADDRESS: P.O. BOX 190613 NASHVILLE, TENNESSEE 37219 www.bakerdonelson.com

August 25, 2016

Board of Directors

Provectus Biopharmaceuticals, Inc.

7327 Oak Ridge Highway

Knoxville, TN 37931 USA

Re:	Provectus Biopharmaceuticals, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Provectus Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration of up to an aggregate of approximately $6 million of: (i) 240,000 shares (the “Offering Shares”) of Series B Convertible Preferred Stock of the Company (the “Preferred Stock”), par value $0.001 per share, which is based on an offering price of $25 per share of Preferred Stock, which is 100 times $0.25, the last reported sales price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of the close of trading on the New York Stock Exchange MKT on August 24, 2016; (ii) warrants (the “Offering Warrants”) to purchase up to an aggregate of 24,000,000 shares of Common Stock; (iii) 24,000,000 shares of Common Stock issuable upon conversion of the Offering Shares, which may be more shares of Common Stock based upon certain adjustment rights contained in the Certificate of Designation (as defined below) (the “Conversion Shares”); (iv) 24,000,000 shares of Common Stock issuable upon exercise of the Offering Warrants, which may be more shares of Common Stock based upon certain adjustment rights contained in the Offering Warrants (the “Warrant Shares”); and (v) 9,600,000 shares of Common Stock, which may be more shares of Common Stock based upon certain adjustment rights contained in the Certificate of Designation), issuable as dividends on the Offering Shares (the “Dividend Shares”, and all of the securities listed in (i) through (v) above, the “Securities”), pursuant to a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2015 (Registration No. 333-205704), as amended to date (the “Registration Statement”).

Provectus Biopharmaceuticals, Inc.

August 25, 2016

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of:

(i)	the Registration Statement and the prospectus included therein (the “Prospectus”), and all exhibits thereto and the related Prospectus Supplement filed with the Commission on August 24, 2016 (the “Prospectus Supplement”);

(ii)	the Company’s Certificate of Incorporation and any amendments to date, certified by the Secretary of State of the State of Delaware;

(iii)	the Company’s By-laws and any amendments to date, certified by an officer of the Company;

(iv)	the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto;

(v)	the Placement Agency Agreement to be entered into between the Company and Maxim Group LLC (the “Placement Agency Agreement”);

(vi)	the form of the Warrant Agency Agreement (the “Warrant Agency Agreement”), to be entered into by the Company and Broadridge Corporate Issuer Solutions, Inc., as warrant agent;

(vii)	the form of Warrant;

(viii)	the form of Common Stock certificate;

(ix)	the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, as filed with the Delaware Secretary of State on August 25, 2016 and made a part of the Certificate of Designation (the “Certificate of Designation”);

(x)	the Securities Purchase Agreement, by and between the Company and each purchaser identified therein (the “Securities Purchase Agreement”);

(xi)	the form of the Addendum to the Transfer Agent Services Renewal Schedule dated as of July 30, 2015 (the “Schedule”) between the Company and Broadridge Corporate Issuer Solutions, Inc. as Preferred Stock Agent; and

(xii)	such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company in the Placement Agency Agreement and the Securities Purchase Agreement.

Provectus Biopharmaceuticals, Inc.

August 25, 2016

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

(1) The Offering Shares, the Conversion Shares and the Dividend Shares have been duly authorized, and in the case of the Offering Shares, if, as, and when issued by the Company in accordance with and in the manner described in the Registration Statement and the Certificate of Designation and, in the case of the Conversion Shares and the Dividend Shares, when issued in accordance with the terms of the Offering Shares, will be validly issued, fully paid and non-assessable.

(2) When issued by the Company in accordance with and in the manner described in the Registration Statement, the Warrant and the Warrant Agency Agreement, the Offering Warrants will be legally binding obligations of the Company in accordance with their terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(3) The Warrant Shares have been duly authorized, and if, as and when issued in accordance with the terms of the Offering Warrants, will be validly issued, fully paid and non-assessable.

This opinion also is subject to the following qualifications:

(a) Our opinions as set forth herein are limited in all respects to the federal laws of the United States of America and, to the extent applicable, the General Corporation Law of the State of Delaware. No opinion is given regarding the laws of any other jurisdiction.

(b) We express no opinion with respect to the registration or qualification of the Securities under any state securities or “Blue Sky” laws.

(c) This letter is strictly limited to those matters expressly addressed herein. We express no opinion as to any matter not specifically stated to be and numbered above as an opinion.

(d) This letter is rendered as of the date hereof and we assume no responsibility to update this letter for any changes in applicable law occurring after the date hereof.

Provectus Biopharmaceuticals, Inc.

August 25, 2016

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 25, 2016 and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Tonya Mitchem Grindon
Tonya Mitchem Grindon
Authorized Representative